SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

Resource Credit Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

October 8, 2020

URGENT REQUEST REGARDING OUR SPECIAL SHAREHOLDER MEETING

Dear Shareholder,

I wanted to personally thank you for your commitment to the Resource Credit Income Fund (the “Fund”), and to encourage you to participate in the Fund’s current proxy vote.

Your participation is important and will help avoid the need to further adjourn the

Special Shareholder Meeting, currently scheduled for October 21, 2020.

As an important shareholder in the Fund, you’ve made a significant investment and your vote is essential. That is why I’m personally requesting that you vote your shares to help us reach a quorum. Thank you for your continued support of the Fund.

RESOURCE CREDIT INCOME FUND

Alan F. Feldman

Chief Executive Officer

To speak with a live agent and vote please call:

1-855-973-0089